UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported)        DECEMBER 31, 2004


                                DUANE READE INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                  001-13843                               04-3164702
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          (Commission File Number)            (IRS Employer Identification No.)


              440 NINTH AVENUE
             NEW YORK, NEW YORK                            10001
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  (Address of Principal Executive Offices)               (Zip Code)


                                 (212) 273-5700
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.03      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
               UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

               On December 31, 2004, the registrant leased photo processing equipment for its stores for a term of 5 years. This equipment replaces similar equipment which was also leased. The new lease is a capital lease for accounting purposes; consequently, the registrant will record a capital lease obligation of $13.5 million in the first quarter of 2005. As was the case in the agreements relating to the lease of the prior equipment, the lease payments can be accelerated if the registrant fails to make the required payments under the lease agreements, files for bankruptcy or fails to properly insure the equipment.

               On January 4, 2005, the registrant borrowed $19.0 million under the registrant's Credit Agreement, dated as of July 21, 2003 (as amended by a First Amendment dated as of July 22, 2004), by and among the registrant and Duane Reade, a New York general partnership, as borrowers, and DRI I Inc., Duane Reade International, Inc., Duane Reade Realty, Inc. and Duane Reade Holdings, Inc., all of which are Delaware corporations, as guarantors (the "Revolving Credit Facility"). For more information regarding the terms of the Revolving Credit Facility, see the registrant's report on Form 10-Q for the quarterly period ended September 25, 2004 under "Note 7. Debt - Revolving Credit Facility".

               The $19.0 million of borrowings under the Revolving Credit Facility were used to make a payment in the amount of $19.0 million to the registrant's Chief Executive Officer and President, Mr. Anthony J. Cuti, as part of the amounts payable in connection with the registrant's election to terminate the registrant's obligation under Mr. Cuti's Supplemental Executive Retirement Plan ("SERP") as agreed in connection with the acquisition of the registrant by Oak Hill. Following this payment, the registrant's remaining obligation with respect to the SERP amounts to $4.0 million, due to be paid to Mr. Cuti on or before June 30, 2005.

               Since 2002, the registrant has maintained a split dollar life insurance policy designed to fund the obligations under the SERP. As of December 31, 2004, this insurance policy had a cash surrender value of approximately $14.2 million. This policy must remain in place until the last payment in connection with the termination of the SERP is made to Mr. Cuti. Accordingly, the registrant could not use the cash surrender value to partially offset the $19.0 million payment made to Mr. Cuti on January 4, 2005. Following the final payment to Mr. Cuti of $4.0 million, which may be funded from additional borrowings under the Revolving Credit Facility, the registrant anticipates using the proceeds from the cash surrender value of the policy to reduce the then current balance of borrowings under the Revolving Credit Facility.



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ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
               DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

               On January 21, 2005, Mr. John P. Malfettone was elected as a member of the board of directors of the registrant to serve in accordance with the by-laws of the registrant until his successor is appointed and qualified, or until his earlier resignation or removal.

               On January 21, 2005, Messrs. Denis J. Nayden and John P. Malfettone were elected as members of the board of directors of Duane Reade Holdings, Inc. ("Holdings"), the sole shareholder of the registrant, to serve in accordance with the by-laws of Holdings until their successors are appointed and qualified, or until their earlier resignation or removal.

               Mr. Malfettone is the Chief Operating Officer at Oak Hill Capital Partners, L.P. ("Oak Hill"), which beneficially owns, together with certain related entities, 100% of the registrant's common equity and 100% of the outstanding common equity of Holdings. Mr. Nayden is a Managing Director at Oak Hill.

               Under a management services agreement between Oak Hill Capital Management, Inc. (an affiliate of Oak Hill) and Duane Reade Acquisition Corp., Oak Hill Management, Inc. received a fee of $8.0 million at the closing of the acquisition of the registrant by an investor group led by Oak Hill through the merger of Duane Reade Acquisition Corp. into the registrant. Oak Hill Management, Inc. agreed to provide financial advisory and management services to the registrant as the registrant's Board of Directors may reasonably request following the acquisition. In consideration of these services, Oak Hill Capital Management, Inc. receives an annual fee of $1.25 million, paid quarterly.

               Holdings is the common parent of an affiliated group of corporations that includes the registrant and its subsidiaries. Holdings elected to file consolidated federal income tax returns on behalf of the group. Accordingly, Holdings, the registrant and its subsidiaries entered into a tax sharing agreement, under which the registrant and its subsidiaries will make payments to Holdings. These payments will not be in excess of the registrant's and its subsidiaries' tax liabilities, if these tax liabilities have been computed on a stand-alone basis.

               A preemptive rights agreement was entered into among certain Oak Hill entities, Duane Reade Shareholders, LLC, Holdings, the registrant and Messrs. Anthony J. Cuti, Gary Charboneau, Timothy R. LaBeau, John K. Henry and Jerry M. Ray. Mr. Cuti is the Chairman, President and Chief Executive Officer of Holdings and the Chief Executive Officer, President and a Director of the registrant. Mr. Henry is the Chief Financial Officer of Holdings and the Senior Vice President and Chief Financial Officer of the registrant. Messrs. Charboneau, LaBeau and Ray are Senior Vice Presidents of the registrant. The preemptive rights agreement contains, among other things, certain preemptive rights for management, providing that certain equity securities issued by Duane Reade Shareholders, LLC or any of its subsidiaries to the members of Duane Reade Shareholders, LLC (other than Mr. Cuti) must dilute the interests of all of the

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parties to the preemptive rights agreement on a proportionate basis. In connection with any such issuance of equity securities, each of Messrs. Cuti, Charboneau, LaBeau, Henry and Ray have the right to purchase from the issuing entity a percentage of equity securities being issued equal to their percentage interest (including phantom stock interest) in Holdings as of such time (and, in the case of Mr. Cuti, taking into account his interest in Duane Reade Shareholders, LLC at such time).

               Of the $195.0 million aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2011 sold by the registrant on July 30, 2004, $5.0 million aggregate principal amount of the senior subordinated notes was purchased on behalf of accounts affiliated with Oak Hill Advisors, Inc. at a discount from the applicable offering price. The purchase on behalf of the Oak Hill Advisors accounts of the senior subordinated notes was conditioned upon and closed subsequent to the closing of the resale by the initial purchasers of the senior subordinated notes purchased by the initial purchasers. The Oak Hill accounts acquire and actively manage a diverse portfolio of investments.

               Of the $160.0 million aggregate principal amount of Senior Secured Floating Rate Notes due 2010 sold by the registrant on December 20, 2004, $10.0 million aggregate principal amount of the floating rate notes was purchased on behalf of accounts affiliated with Oak Hill Advisors at a discount from the applicable offering price. The purchase on behalf of the Oak Hill Advisors accounts of the floating rate notes was conditioned upon and closed subsequent to the closing of the resale by the initial purchasers of the floating rate notes purchased by the initial purchasers.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: January 26, 2005

                                              DUANE READE INC.


                                              By:    /s/ John K. Henry
                                                     ---------------------------
                                              Name:  John K. Henry
                                              Title: Senior Vice President and
                                                     Chief Financial Officer